EXHIBIT 10.7

CERTIFICATE OF TRANSFER AND ASSIGNMENT WITH AMENDMENTS

This Certificate of Transfer and Assignment with Amendments (the “Certificate of Transfer”), dated as of May 15, 2006, is entered into by and between Banca Intesa S.p.A. (the “Transferor”) and Citibank, N.A. (the “Transferee”). Capitalized terms used but not defined herein shall have the meanings given to them in the $96,000,000 Lazard Group LLC Senior Unsecured Promissory Note due February 28, 2008 (the “Senior Note”) and the $50,000,000 Lazard Group LLC Subordinated Promissory Note due February 28, 2008 (the “Subordinated Note” and, together with the Senior Note, the “Notes”), copies of which are attached hereto as Exhibit A-1 and Exhibit A-2, respectively.

1. Transfer. For good and valid consideration, the sufficiency of which is hereby acknowledged, the Transferor hereby irrevocably sells and assigns to the Transferee, and the Transferee hereby irrevocably purchases and assumes from the Transferor, as of the date hereof (i) all of the Transferor’s right, title and interest in and to, and obligations under, the Notes and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Transferor against any Person, whether known or unknown, arising under the Notes (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) collectively, the “Transferred Interest”).

2. Representations and Warranties. The Transferor represents and warrants that (i) it is the legal and beneficial owner of the Transferred Interest, (ii) the Transferred Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) the transfer is being made within the time period specified under clause (a)(i) of Section 11 of each Note.

3. Payments. From and after the date hereof, Lazard Group LLC, a Delaware limited liability company (the “Company”), shall make all payments in respect of the Notes to the Transferee.

4. Amendments to Each Note. From and after the date hereof, each Note is hereby amended as follows:

(a) Section 1 of each Note is hereby amended to add the following definitions in the appropriate alphabetical order:

““Credit Facility” means that certain Senior Revolving Credit Agreement, dated as of May 10, 2005, among Lazard Group LLC, the Banks from time to time parties thereto, Citibank, N.A., The Bank of New York, New York Branch, JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., as Administrative Agent, as it may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time in whole or in part, whether by the same or any other lenders or agents.

“Credit Facility Event of Default” means an “Event of Default” as defined in the Credit Facility.

(b) Section 5 of each Note is hereby amended to delete the word “or” from the end of paragraph (d) thereof, replace the “.” at the end of paragraph (e) thereof with “; or” and add the following paragraph (f) thereto:

“(f) a Credit Facility Event of Default shall have occurred.”

(c) Section 6 of each Note is hereby amended to add the following sentence immediately following the first sentence thereof:

“Notwithstanding the foregoing, (i) if an Event of Default specified in paragraph (f) of Section 5 shall have occurred, the Holder may not exercise any of the remedies set forth in the preceding sentence until such time, if any, as the loans under the Credit Facility shall have become immediately due and payable with respect thereto and the commitments thereunder have been terminated in accordance with the Credit Facility and (ii) if the requisite lenders under the Credit Facility waive the applicable Credit Facility Event of Default, the Holder shall be deemed to have waived such Credit Facility Event of Default.”

(d) Section 11 of each Note is hereby amended to add the following clause (iv) to paragraph (a) thereof:

“or (iv) in whole or in part, to Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any other wholly-owned and controlled Subsidiary of Citigroup Inc. (provided that (A) such wholly-owned and controlled Subsidiary irrevocably and absolutely undertakes in writing (x) to assume all obligations of the Holder hereunder; and (y) to immediately transfer this Promise in full back to Citibank, N.A. in the event such Subsidiary ceases to be a wholly-owned and controlled Subsidiary of Citigroup Inc.; (B) Citibank, N.A. undertakes to accept such transfer in the event such Subsidiary ceases to be a wholly-owned and controlled Subsidiary of Citigroup Inc. and (C) Citigroup Inc. delivers written notice thereof to the Company prior to such transfer that certifies as to the identity of the transferee Subsidiary and compliance with this proviso)”

(e) The following Section 13 is hereby added to each Note:

“Section 13. Right to Require Repurchase. In the event that the Company voluntarily prepays the Credit Facility and terminates in full its commitments thereunder, other than after the occurrence of a Credit Facility Event of Default and the acceleration of the amount due thereunder, without simultaneously entering into a comparable replacement facility, the Holder shall have the right to require the Company to repurchase this Note at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the date of repurchase, after payment in full of all outstanding amounts, and cancellation of all commitments, under the Credit Facility.”

5. Notices. From and after the date hereof, all notices, consents, waivers and other communications sent to the Holder pursuant to Section 10 of each Note shall be made to the following:

Citibank, N.A.

388 Greenwich Street, 23rd Floor

New York, NY 10023

Attention: Matthew Nicholls

Telephone: 212-816-3472

Facsimile: 646-291-1676

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Andrew J. Pitts, Esq.

Telephone: (212) 474-1620

Facsimile: (212) 474-3700

6. Settlement. Delivery of and payment for the Notes shall be made at the offices of Citibank, N.A. identified above at 10:00 AM, New York City time, on May 15, 2006, which date and time may be postponed by agreement between the Transferor and the Transferee. Delivery of the Notes shall be made to the Transferee against payment of the purchase price thereof to or upon the order of the Transferor by wire transfer payable in same-day funds to a New York bank account specified in writing by the Transferor.

7. General Provisions. This Certificate of Transfer shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Certificate of Transfer may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Certificate of Transfer by telecopy shall be effective as delivery of a manually executed counterpart of this Certificate of Transfer. THIS CERTIFICATE OF TRANSFER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

[Signature page follows.]

The terms set forth in this Certificate of Transfer are hereby agreed to as of the date first written above:

BANCA INTESA S.p.A.,

by	/s/ Mario Marcangeli
	Name:	Mario Marcangeli
	Title:	FVP

/s/ Anthony Giobbi
	Name:	Anthony Giobbi
	Title:	FVP

CITIBANK, N.A.,

by	/s/ Matthew Nicholls
	Name:	Matthew Nicholls
	Title:	Managing Director

Acknowledged and Accepted, as to Sections 3, 4 and 5 only: LAZARD GROUP LLC,

by	/s/ Michael J. Castellano
	Name:	Michael J. Castellano
	Title:	Chief Financial Officer